Exhibit 99.1

Exela Technologies, Inc. Reports
Preliminary Second Quarter 2023 Results

Preliminary Second Quarter Highlights

●	Revenue of $272.9 million, up 2.3% year-over-year (up 2.5% on a constant currency basis)
●	Net loss of $30.9 million
●	Gross profit(1) of $60.9 million, up 23.0% or $11.4 million year-over-year, with a corresponding margin of 22.3% and up 3.8% year-over-year and up 1.4% sequentially
●	Adjusted EBITDA of $40.9 million, up 12.1% year-over-year, with a corresponding margin of 15.0% and up 17.8% sequentially
●	$106.2 million in new TCV(2) wins and renewal of $32.8M TCV reflect strength of award-winning best-in-class solutions and services
●	Long-term Liability(3) reduced to $792 million from $1.608 billion
●	Value enhancing initiatives include Completion of Debt Recapitalization and XBP Europe progress

Conference call scheduled for August 14, 2023 at 8:30 AM ET

Irving, TX – August 14, 2023 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation leader, announced today its financial results for the second quarter ended June 30, 2023.

“Our improving metrics in the second quarter are a result of many factors but certain ones stand above all - focus on cost management, debt reduction and the value proposition of our services and solutions enhanced by evolving AI,” said Par Chadha, Executive Chairman of Exela.

Second Quarter Highlights

●	Revenue: Revenue for Q2 2023 was $272.9 million, up 2.3% compared to $266.8 million in Q2 2022.
●	Revenue for the Information and Transaction Processing Solutions segment was $185.0 million, a decrease of 2.6% year-over-year, primarily due to lower volumes, customers rebalancing portfolios and attrition.
●	Healthcare Solutions revenue was $63.6 million, an increase of 12.8% year-over-year, led by higher volumes from our new and existing customers.
●	Legal and Loss Prevention Services revenue was $24.3 million, an increase of 19.5% year-over-year due to higher demand for services.

Operating income/(loss): Operating income for Q2 2023 was $11.2 million, compared with operating loss of $20.9 million in Q2 2022. The $32.1 million year over year improvement was primarily driven by higher revenue, lower cost of revenue, lower Selling, General and Administrative Expenses including a gain from sale of an asset.

●	Net Loss: Net loss for Q2 2023 was $30.9 million, compared with a net loss of $79.2 million in Q2 2022.

●	EBITDA(4): EBITDA for Q2 2023 was $31.6 million compared to a loss of $17.6 million in Q2 2022. EBITDA margin for Q2 2023 was 11.6% compared to (6.6)% in Q2 2022.
●	Adjusted EBITDA(5): Adjusted EBITDA for Q2 2023 was $40.9 million, an increase of 12.1% compared to $36.5 million in Q2 2022. Adjusted EBITDA margin for Q2 2023 was 15.0%, an increase of 130 basis points from 13.7% in Q2 2022.

Capital Expenditures: Capital expenditures for Q2 2023 were 1.4% of revenue compared to 2% of revenue in Q2 2022

Nasdaq Non-Compliance Notice

On August 11, 2023, Exela received a notice of non-compliance from Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (the “Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). Under Nasdaq’s listing rules, the Company has 60 calendar days to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted up to 180 calendar days from the Form 10-Q due date, or until or until February 5, 2024, to regain compliance. The Company expects to complete its Form 10-Q and intends to file the Form 10-Q as soon as practicable to regain compliance with the Rule within the time period to provide the plan of compliance.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its second quarter 2023 financial results at 8:30 AM ET on August 14, 2023. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). The password for the call is “Exela Earnings Call”.

Shortly after the conclusion of the call, a replay will be available through May 18, 2023 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 20333000. A replay will also be archived on the Exela investor relations website at http://investors.exelatech.com.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

Below are the notes referenced above:

(1)	Gross Profit is defined as revenue less cost of revenue excluding depreciation and amortization
(2)	TCV: Total Contract Value, the aggregate $USD value of a contract over its life
(3)	Long-term liability: Includes senior secured term loan and revolving facility, senior secured 2023 notes, senior secured 2026 notes, Securitization facility and interest-bearing current liabilities calculated ending July 2023 beginning June 2021
(4)	EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.
(5)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 15,500 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

Financial Disclosure Advisory

The preliminary unaudited financial results included in this press release are based on information available as of August 14, 2023 and management’s review of operations and financial results for the second quarter of 2023. Actual results may be materially different from these preliminary financial results. They remain subject to change based on the completion of customary review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company's annual and quarterly filings with the SEC. An independent registered public accounting firm has not reviewed or performed any procedures with respect to the preliminary unaudited financial information included in this release. The Company expects to file a quarterly report on Form 10-Q with respect to the period ended June 30, 2023, once an independent registered public accounting firm has reviewed the relevant unaudited financial information.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

Vincent Kondaveeti

E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin

E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2023 and December 31, 2022

(in thousands of United States dollars except share and per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited and Not Reviewed)	(Audited)
Assets
Current assets
Cash and cash equivalents	$10,718	$15,073
Restricted cash	42,792	29,994
Accounts receivable, net of allowance for credit losses of $6,927 and $6,402, respectively	106,831	101,616
Related party receivables and prepaid expenses	463	759
Inventories, net	11,055	16,848
Prepaid expenses and other current assets	21,463	26,206
Total current assets	193,322	190,496
Property, plant and equipment, net of accumulated depreciation of $214,611 and $207,520, respectively	62,972	71,694
Operating lease right-of-use assets, net	37,400	40,734
Goodwill	170,391	186,802
Intangible assets, net	182,350	200,982
Deferred income tax assets	1,584	1,483
Other noncurrent assets	26,785	29,721
Total assets	$674,804	$721,912

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$64,105	$79,249
Related party payables	1,773	2,473
Income tax payable	(539)	2,045
Accrued liabilities	69,324	61,340
Accrued compensation and benefits	50,691	54,143
Accrued interest	60,103	60,901
Customer deposits	15,906	16,955
Deferred revenue	12,039	16,405
Obligation for claim payment	62,294	44,380
Current portion of finance lease liabilities	5,469	5,485
Current portion of operating lease liabilities	11,079	11,867
Current portion of long-term debts	106,372	154,802
Total current liabilities	458,616	510,045
Long-term debt, net of current maturities	958,005	942,035
Finance lease liabilities, net of current portion	7,745	9,448
Pension liabilities, net	17,732	16,917
Deferred income tax liabilities	11,968	11,180
Long-term income tax liabilities	3,801	2,742
Operating lease liabilities, net of current portion	27,991	31,030
Other long-term liabilities	5,955	6,104
Total liabilities	1,491,813	1,529,501
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 6,365,965 shares issued and 6,365,353 shares outstanding at June 30, 2023 and 1,393,889 shares issued and 1,393,276 shares outstanding at December 31, 2022	261	162
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at June 30, 2023 and December 31, 2022, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at June 30, 2023 and December 31, 2022	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at June 30, 2023 and December 31, 2022	—	—
Additional paid in capital	1,169,517	1,102,619
Less: Common Stock held in treasury, at cost; 612 shares at June 30, 2023 and December 31, 2022	(10,949)	(10,949)
Equity-based compensation	57,272	56,958
Accumulated deficit	(2,024,331)	(1,948,009)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(4,992)	(4,788)
Unrealized pension actuarial losses, net of tax	(3,788)	(3,583)
Total accumulated other comprehensive loss	(8,780)	(8,371)
Total stockholders’ deficit	(817,009)	(807,589)
Total liabilities and stockholders’ deficit	$674,804	$721,912

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023 (Not Reviewed)	2022	2023 (Not Reviewed)	2022
Revenue	$272,938	$266,770	$546,558	$546,168
Cost of revenue (exclusive of depreciation and amortization)	212,059	217,277	428,526	440,781
Selling, general and administrative expenses (exclusive of depreciation and amortization)	32,026	50,195	76,407	93,235
Depreciation and amortization	14,890	17,993	31,450	36,205
Related party expense	2,739	2,186	5,851	4,173
Operating profit (loss)	11,224	(20,881)	4,324	(28,226)
Other expense (income), net:
Interest expense, net	45,092	42,271	89,272	82,031
Debt modification and extinguishment costs (gain), net	(6,785)	8,117	(15,558)	9,001
Sundry expense (income), net	1,500	(741)	2,248	(434)
Other expense (income), net	(232)	7,375	(514)	13,534
Net loss before income taxes	(28,351)	(77,903)	(71,124)	(132,358)
Income tax expense	(2,535)	(1,296)	(5,198)	(3,797)
Net loss	$(30,886)	$(79,199)	$(76,322)	$(136,155)
Cumulative dividends for Series A Preferred Stock	(967)	(876)	(1,921)	(1,740)
Cumulative dividends for Series B Preferred Stock	(1,171)	(1,317)	(2,324)	(1,392)
Net loss attributable to common stockholders	$(33,024)	$(81,392)	$(80,567)	$(139,287)
Loss per share:
Basic and diluted	$(5.19)	$(643.71)	$(14.40)	$(1,310.32)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2023 and 2022

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2023 (Not Reviewed)	2022
Cash flows from operating activities
Net loss	$(76,322)	$(136,155)
Adjustments to reconcile net loss
Depreciation and amortization	31,450	36,205
Original issue discount and debt issuance cost amortization	16,064	5,804
Debt modification and extinguishment costs (gain), net	(16,964)	3,533
Credit loss expense	2,865	285
Deferred income tax provision	776	1,383
Share-based compensation expense	313	836
Unrealized foreign currency losses (gain)	521	(989)
Loss (Gain) on sale of assets	(5,831)	508
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	(7,703)	80,674
Prepaid expenses and other assets	6,495	(10,870)
Accounts payable and accrued liabilities	(639)	45,148
Related party payables	(403)	(23)
Additions to outsource contract costs	(298)	(199)
Net cash provided by (used in) operating activities	(49,676)	26,140

Cash flows from investing activities
Purchase of property, plant and equipment	(3,357)	(10,689)
Additions to patents	—	(15)
Additions to internally developed software	(1,976)	(1,736)
Proceeds from sale of assets	29,811	194
Net cash provided by (used in) investing activities	24,478	(12,246)

Cash flows from financing activities
Proceeds from issuance of Common Stock from at the market offerings	69,260	177,388
Dividend paid on Series B Preferred Stock	—	(1,396)
Payment for fractional shares on reverse stock split	(28)	—
Cash paid for equity issuance costs from at the market offerings	(2,232)	(6,493)
Borrowings under factoring arrangement and Securitization Facility	62,858	69,143
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(63,577)	(160,684)
Cash paid for withholding taxes on vested RSUs	—	(195)
Lease terminations	—	(15)
Cash paid for debt issuance costs	(6,398)	(7,125)
Principal payments on finance lease obligations	(2,150)	(2,884)
Borrowings from senior secured revolving facility and BRCC revolver	9,600	12,500
Repayments on senior secured revolving facility	—	(49,477)
Proceeds from issuance of 2026 Notes	—	56,583
Borrowings from other loans	24,289	5,491
Cash paid for debt repurchases	(11,858)	—
Proceeds from Second Lien Note	31,500	—
Repayment of BRCC term loan	(44,775)	(46,202)
Principal repayments on senior secured term loans and other loans	(32,991)	(15,007)
Net cash provided by financing activities	33,498	31,627
Effect of exchange rates on cash	143	(404)
Net increase in cash and cash equivalents	8,443	45,117
Cash, restricted cash, and cash equivalents
Beginning of period	45,067	48,060
End of period	$53,510	$93,177
Supplemental cash flow data:
Income tax payments, net of refunds received	$2,898	$4,453
Interest paid	72,608	19,103
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	405	231
Accrued capital expenditures	2,167	1,400

Exela Technologies

Schedule 1: Second Quarter 2023 vs. Second Quarter 2022

Financial Performance

$ in million	Q2-2023	Q2-2022	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)		YTD'23	YTD'22	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)
Information and Transaction Processing Solutions	$185.0	$190.0	$(5.0)	(2.6)%		378.7	395.0	(16.3)	(4.1)%
Healthcare Solutions	63.6	56.4	7.2	12.8%		126.6	113.0	13.6	12.0%
Legal and Loss Prevention Services	24.3	20.4	3.9	19.5%		41.2	38.2	3.0	7.9%
Total Revenue	$272.9	$266.8	$6.2	2.3%		546.6	546.2	0.4	0.1%
Gross profit	60.9	49.5	11.4	23.0%		118.0	105.4	12.6	12.0%
Gross profit margin	22.3%	18.6%	3.8%	380	bps	21.6%	19.3%	2.3%	230	bps
SG&A	32.0	50.2	(18.2)	(36.2)%		76.4	93.2	(16.8)	(18.0)%
Operating (loss) income	11.2	(20.9)	32.1	(153.8)%		4.3	(28.2)	32.6	(115.3)%
Operating margin	4.1%	(7.8)%	11.9%	1190	bps	0.8%	(5.2)%	6.0%	600	bps
Net income (loss)	(30.9)	(79.2)	48.3	(61.0)%		(76.3)	(136.2)	59.8	(43.9)%
Net income margin	(11.3)%	(29.7)%	18.4%	1840	bps	(14.0)%	(24.9)%	11.0%	1100	bps
EBITDA	31.6	(17.6)	49.3	(279.3)%		49.6	(14.1)	63.7	(451.2)%
EBITDA Margin	11.6%	(6.6)%	18.2%	1820	bps	9.1%	(2.6)%	11.7%	1170	bps
Adjusted EBITDA	$40.9	$36.5	$4.4	12.1%		75.6	72.6	3.0	4.1%
Adjusted EBITDA margin	15.0%	13.7%	1.3%	130	bps	13.8%	13.3%	0.5%	50	bps

Exela Technologies

Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Non-GAAP constant currency revenue reconciliation

	Three months ended			Six months ended
($ in millions)	30-Jun-23	30-Jun-22	31-Mar-23	30-Jun-23	30-Jun-22
Revenues, as reported (GAAP)	$272.9	$266.8	$273.6	$546.6	$546.2
Foreign currency exchange impact (1)	0.4		3.2	0.4
Revenues, at constant currency (Non-GAAP)	$273.3	$266.8	$276.8	$547.0	$546.2

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and six months ended June 30, 2022, to the revenues during the corresponding period in 2023.

Reconciliation of Adjusted EBITDA

	Three months ended			Six months ended
($ in millions)	30-Jun-23	30-Jun-22	31-Mar-23	30-Jun-23	30-Jun-22
Net loss (GAAP)	$(30.9)	$(79.2)	$(45.4)	$(76.3)	$(136.2)
Interest expense	45.1	42.3	44.2	89.3	82.0
Taxes	2.5	1.3	2.7	5.2	3.8
Depreciation and amortization	14.9	18.0	16.6	31.4	36.2
EBITDA (Non-GAAP)	$31.6	$(17.6)	$18.0	$49.6	$(14.1)
Transaction and integration costs	2.9	8.6	5.2	8.1	12.3
Gain / loss on derivative instruments	(0.0)	-	(0.1)	(0.1)	(0.0)
Other Charges / (gains)	0.3	38.9	5.5	5.7	61.0
Sub-Total (Adj. EBITDA before O&R)	$34.8	$29.9	$28.5	$63.3	$59.2
Optimization and restructuring expenses	6.1	6.6	6.2	12.3	13.4
Adjusted EBITDA (Non-GAAP)	$40.9	$36.5	$34.7	$75.6	$72.6